IRREVOCABLE ASSIGNMENT



     FOR VALUE RECEIVED, the undersigned hereby irrevocably sells, assigns and transfers without recourse (i) to Abilene Investments Corp. and its successors and assigns Twenty Percent (20%) of the undersigned's right, title and interest in and to the instruments attached hereto and listed on Schedule A annexed hereto (the "Instruments") and (ii) to GAC-Labs, LLC and its successors and assigns Eighty Percent (80%) of the undersigned's right, title and interest in and to the Instruments. This Irrevocable Assignment is being executed and delivered in connection with the consummation of the transactions contemplated by the Share Subscription and Redemption Agreement, dated as of June 19, 2001 (the "Agreement"), by and among Abilene Investments Corp., GAC-Labs, LLC, Gordon Acquisition Corp. and the undersigned, and the sale, assignment and transfer of the right, title and interest of the undersigned in and to the Instruments effected hereby are subject to the terms and conditions of the Agreement. IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Irrevocable Assignment this 2nd day of July, 2001.



                                            CHROMATICS COLOR SCIENCES
                                            INTERNATIONAL, INC.

                                            By:____________________________
                                                  Darby S. Macfarlane
                                                  Chairperson




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                                   Schedule A

                            to Irrevocable Assignment

     Promissory Note and Security Agreement, dated April 18, 1999, made by Gordon Acquisition Corp. ("GAC") in favor of Brian T. Fitzpatrick and Kathy Fitzpatrick in the original principal amount of $10,714.50.

     Term Loan Promissory Note, dated May 1, 1998, made by GAC in favor of Brian
T. Fitzpatrick and Kathy Fitzpatrick in the original principal amount of $15,000.00.

     Promissory Note and Security Agreement, dated April 15, 1999, made by GAC in favor of Simon Rubinstein in the original principal amount of $10,029.50 and Promissory Note and Security Agreement, dated May 1, 1999, made by GAC in favor of Simon Rubinstein in the original principal amount of $11,400.00, both of which have been consolidated and have an amended principal amount of $23,571.00.

     Promissory Note, dated February 1, 2000, made by GAC in favor of E. Michael Thoben in the original principal amount of $150,000.00.

     Promissory Note and Security Agreement, dated March 25, 1999, made by GAC in favor of Odyssey Capital Group, L.P. in the original principal amount of $182,143.00.

     Term Loan Promissory Note, dated May 1, 1998, made by GAC in favor of Bally Shannon Partners, L.P. in the original principal amount of $125,000.00.

     Term Loan Promissory Note, dated April 27, 1999, made by GAC in favor of Eric Erickson in the original principal amount of $50,000.00.

     Subordinated Secured Promissory Note, dated April 18, 1996, made by GAC in favor of Morgan D. Gaffney and Suzanne C. Gaffney, Trustees, Gaffney Revocable Family Trust U/T/D 9/4/91 in the original principal amount of $1,500,000.

     Subordinated Secured Promissory Note, dated April 18, 1996, made by GAC in favor of Morgan D. Gaffney and Suzanne C. Gaffney, Trustees, Gaffney Revocable Family Trust U/T/D 9/4/91 in the original principal amount of $500,000.

     Subordinated Secured Promissory Note, dated April 18, 1996, made by GAC in favor of Morgan D. Gaffney and Suzanne C. Gaffney, Trustees, Gaffney Revocable Family Trust U/T/D 9/4/91 in the original principal amount of $410,000.

     Promissory Note and Security Agreement, dated April 8, 1999, made by GAC in favor of Whittier Trust Company in the original principal amount of $53,572.00.

     Amended and Restated Subordinated Promissory Note, dated June 1, 2000, made by H.B. Gordon Manufacturing Co., Inc. in favor of Chromatics Color Sciences International, Inc. in the original principal amount of $1,000,000.



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